Exhibit 3.1

Execution Version

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PROTEON THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Proteon Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Proteon Therapeutics, Inc.  The date of filing of the original certificate of incorporation of this corporation with the secretary of state of the State of Delaware was on March 24, 2006.

2.                                      That the Board of Directors duly adopted resolutions proposing to amend and restate the Fourth Amended and Restated Certificate of Incorporation of this corporation (as previously amended and in effect prior to the effective date of this Fifth Amended and Restated Certificate of Incorporation, the “Prior Charter”) declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor

3.                                      This Fifth Amended and Restated Certificate of Incorporation further amends and restates and integrates the Prior Charter to read in its entirety as follows:

FIRST:  The name of this corporation is Proteon Therapeutics, Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 205,926,290 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 158,642,302 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation and each series thereof.

A.                                    COMMON STOCK

1.  General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.  Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.                                    PREFERRED STOCK

1.         Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.

C.                                    DESIGNATED PREFERRED STOCK

22,638,465 shares of the authorized Preferred Stock are hereby designated “Series A Preferred Stock”, 10,909,091 shares of the authorized Preferred Stock are hereby designated “Series A-1 Preferred Stock”, 20,754,461 shares of the authorized Preferred Stock are hereby designated “Series B Preferred Stock”, 17,550,758 shares of the authorized Preferred Stock are hereby designated “Series C Preferred Stock” and 86,789,527 shares of the authorized Preferred Stock are hereby designated “Series D Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are collectively referred to as the “Designated Preferred Stock.”  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.         Dividends.

1.1                               From and after the Series D Original Issue Date, dividends at the rate per annum of $0.07 per share shall accrue on such shares of Series A Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A Accruing Dividends”).  From and after the Series D Original Issue Date, dividends at the rate per annum of $0.077 per share shall accrue on such shares of Series A-1 Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A-1 Accruing Dividends”). From and after the Series D Original Issue Date, dividends at the rate per annum of $0.0805 per share shall accrue on such shares of Series B Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series B Accruing Dividends”).  From and after the Series D Original Issue Date, dividends at the rate per annum of $0.0805 per share shall accrue on such shares of Series C Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series C Accruing Dividends”).  From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of $0.0412 per share shall accrue on such shares of Series D Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series D Accruing Dividends” and together with the Series A Accruing Dividends, the Series A-1 Accruing Dividends, Series B Accruing Dividends and Series C Accruing Dividends, the “Accruing Dividends”).Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that the Accruing Dividends shall not be payable except as set forth in Section 6.

1.2                               The holders of Designated Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board of Directors”), but only out of funds that are legally available therefor, cash dividends at the rate of (i) in the case of the Series A Preferred Stock, seven percent (7%) of the Series A Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock, (ii) in the case of the Series A-1 Preferred Stock, seven percent (7%) of the Series A-1 Original Issue Price (as defined below) per annum on each outstanding share of Series A-1 Preferred Stock, (iii) in the case of the Series B Preferred Stock, seven percent (7%) of the Series B Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock, (iv) in the case of the Series C Preferred Stock, seven percent (7%) of the Series C Original Issue Price (as defined below) per annum on each outstanding share of Series C Preferred Stock and (v) in the case of the Series D Preferred Stock, seven percent (7%) of the Series D Original Issue Price (as defined below) per annum on each outstanding share of Series D Preferred Stock (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).  Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

1.3                               The Corporation shall not declare, pay or set aside any dividends on Common Stock (other than dividends on shares of Common Stock payable in shares of Common

Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Designated Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Designated Preferred Stock in an amount at least equal to or greater than the product of (1) the dividend payable on each share of Common Stock and (2) the number of shares of Common Stock issuable upon conversion of such share of Designated Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend.

1.4                               Except as described in Subsections 1.1, 1.2 and 1.3, the Corporation shall not declare, pay or set aside any dividends on the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to or greater than (1) in the case of a dividend on the Series A Preferred Stock, the product of (x) the dividend payable on each share of Series A Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend, and (y) the number of shares of Common Stock issuable upon conversion of such share of Series D Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend, (2) in the case of a dividend on the Series A-1 Preferred Stock, the product of (x) the dividend payable on each share of Series A-1 Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of such share of Series A-1 Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend, and (y) the number of shares of Common Stock issuable upon conversion of such share of Series D Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend, (3) in the case of a dividend on the Series B Preferred Stock, the product of (x) the dividend payable on each share of Series B Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend and (y) the number of shares of Common Stock issuable upon conversion of such share of Series D Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend and (4) in the case of a dividend on the Series C Preferred Stock, the product of (x) the dividend payable on each share of Series C Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of such share of Series C Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend and (y) the number of shares of Common Stock issuable upon conversion of such share of Series D Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend.

1.5                               Except as described in Subsections 1.1, 1.2, 1.3 and 1.4, the Corporation shall not declare, pay or set aside any dividends on the Series A Preferred Stock or the Series A-1 Preferred Stock unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to or greater than (1) in the case of a dividend on the Series A Preferred Stock, the product of (x) the dividend payable on each share of Series A Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend, and (y) the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend, and (2) in the case of a dividend on the Series A-1 Preferred Stock, the product of (x) the dividend payable on each share of Series A-1 Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of such share of Series A-1 Preferred Stock calculated on the record date for determination of holders entitled to receive such dividend, and (y) the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend.

1.6                               The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

1.7                               The “Series A-1 Original Issue Price” shall mean $1.10 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock.

1.8                               The “Series B Original Issue Price” shall mean $1.15 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

1.9                               The “Series C Original Issue Price” shall mean $1.15 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

1.10                        The “Series D Original Issue Price” shall mean $0.588656 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Preferential Payments to Holders of Designated Preferred Stock.

2.1.1                     Series D Preferred Stock Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid first out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A-1 Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series D Liquidation Price, together with any dividends declared but unpaid thereon (but specifically excluding any Accruing Dividends) (the “Series D Liquidation Preference”).  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The “Series D Liquidation Price” shall mean $0.588656 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

2.1.2                     Series C Preferred Stock Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment to the holders of Series D Preferred Stock of the full Series D Liquidation Preference, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series B Preferred, Series A-1 Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series C Liquidation Price, together with any dividends declared but unpaid thereon (but specifically excluding any Accruing Dividends) (the “Series C Liquidation Preference”).  If upon any such liquidation, dissolution or winding up of the Corporation, after payment to the holders of Series D Preferred Stock of the full Series D Liquidation Preference, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The “Series C Liquidation Price” shall mean $0.6242 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock

2.1.3                     Series B Preferred Stock Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment to the holders of Series D Preferred Stock of the full Series D Liquidation Preference and after payment to the holders of Series C Preferred Stock of the full Series C Liquidation Preference, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A-1 Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Liquidation Price, together with any dividends declared but unpaid thereon (but specifically excluding any Accruing Dividends) (the “Series B Liquidation Preference”).  If upon any such liquidation, dissolution or winding up of the Corporation, after payment to the holders of Series D Preferred Stock of the full Series D Liquidation Preference and after payment to the holders of Series C Preferred Stock of the full Series C Liquidation Preference, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The “Series B Liquidation Price” shall mean $0.6242 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock

2.1.4                     Series A-1 Preferred Stock and Series A Preferred Stock Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment to the holders of Series D Preferred Stock of the full Series D Liquidation Preference, after payment to the holders of Series C Preferred Stock of the full Series C Liquidation Preference and after payment to the holders of Series B Preferred Stock of the full Series B Liquidation Preference, the holders of shares of Series A-1 Preferred Stock and Series A Preferred Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of the Series A-1 Preferred Stock, the Series A-1 Liquidation Price, together with any dividends declared but unpaid thereon (but specifically excluding any Accruing Dividends) and (ii) in the case of the Series A Preferred Stock, the Series A Liquidation Price, together with any dividends declared but unpaid thereon (but specifically excluding any Accruing Dividends).  If upon any such liquidation, dissolution or winding up of the Corporation, after payment to the holders of Series D Preferred Stock of the full Series D Liquidation Preference, after payment to the holders of Series C Preferred Stock of the full Series C Liquidation Preference and after payment to the holders of Series B Preferred Stock of the full Series B Liquidation Preference, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-1 Preferred Stock and the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.4, the holders of shares of Series A-1 Preferred Stock and the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A-1 Preferred Stock and shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The “Series A-1 Liquidation Price” shall mean $0.5971 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock.  The “Series A Liquidation Price” shall mean $0.5428 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock

2.2                               Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Designated Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Designated Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1.4 and 2.2 is hereinafter referred to as the “Series A

Liquidation Amount”, the aggregate amount which a holder of a share of Series A-1 Preferred Stock is entitled to receive under Subsections 2.1.4 and 2.2 is hereinafter referred to as the “Series A-1 Liquidation Amount”, the aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1.3 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount”, the aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1.2 and 2.2 is hereinafter referred to as the “Series C Liquidation Amount” and the aggregate amount which a holder of a share of Series D Preferred Stock is entitled to receive under Subsections 2.1.1 and 2.2 is hereinafter referred to as the “Series D Liquidation Amount.”

2.3                               Deemed Liquidation Events.

2.3.1                     Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of outstanding shares of Designated Preferred Stock representing at least eighty percent (80%) of the then outstanding shares of Designated Preferred Stock, voting together as a single class on an as converted to Common Stock basis, elect otherwise by written notice sent to the Corporation at least one (1) business day prior to the effective date of any such event:

(a)                                 a merger or consolidation in which

(i)                                     the Corporation is a constituent party or

(ii)                                  a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

The term “Major Holder” means a holder of Designated Preferred Stock who together with its Affiliates (as hereinafter defined) holds at least 2,000,000 shares of Designated Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

The term “Affiliate” means with respect to any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (each, a “Person”), any other Person who or which, directly or indirectly, controls, is controlled by or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners of, or shares the same management company with, such Person.

2.3.2                     Effecting a Deemed Liquidation Event.

(a)                                 The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) above unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 above.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b) above, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) calendar days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Designated Preferred Stock no later than the 90th calendar day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Designated Preferred Stock, and (ii) if the holders of outstanding shares of Designated Preferred Stock representing at least eighty percent (80%) of the then outstanding shares of Designated Preferred Stock, voting together as a single class on an as converted to Common Stock basis, so request in a written instrument delivered to the Corporation not later than 120 calendar days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors) (the “Net Proceeds”), to the extent legally available therefor, on the 150th calendar day after such Deemed Liquidation Event, to redeem all outstanding shares of Designated Preferred Stock at a price per share equal to (i) in the case of the Series A Preferred Stock, the Series A Liquidation Amount, (ii) in the case of the Series A-1 Preferred Stock, the Series A-1 Liquidation Amount, (iii) in the case of the Series B Preferred Stock, the Series B Liquidation Amount, (iv) in the case of the Series C Preferred Stock, the Series C Liquidation Amount, and (v) in the case of the Series D Preferred Stock, the Series D Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Designated Preferred Stock, or if the Corporation does not have sufficient legally available funds to effect such redemption, the Corporation shall redeem first a pro rata portion of each holder’s shares of Series D Preferred Stock, if any (in accordance with the relative priorities or preferences of the Series D Preferred Stock), to the fullest extent of such Net Proceeds or such legally available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock, to be redeemed if the Net Proceeds and legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series D Preferred Stock, to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; second, a pro rata portion of each holder’s shares of Series C Preferred Stock, to the fullest extent of such Net Proceeds or such legally available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred Stock to be redeemed if the Net Proceeds and legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; third, a pro rata portion of each holder’s shares of Series B Preferred Stock, to the fullest extent of such Net Proceeds or such legally available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock to be redeemed if the Net Proceeds and legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series B Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; and fourth, a pro rata portion of each holder’s shares of Series A Preferred Stock and Series A-1 Preferred Stock to the fullest extent of the remaining amount of such Net Proceeds or such legally available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock and Series A-1 Preferred Stock to be redeemed if the remaining amount of such Net Proceeds and legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The provisions of Subsections 6.2 through 6.4 below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Designated Preferred Stock pursuant to this Subsection 2.3.2(b).  Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3                     Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

2.3.4                     Allocation of Escrow.  In the case of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i) above, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 above after taking into account the previous payment of the Initial Consideration as part of the same transaction.  The result of this approach is that, for certain transactions, the portion of the transaction consideration that is subject to an escrow or other contingencies may be allocated disproportionately to the holders of Common Stock.

3.         Voting.

3.1                               General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Designated Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Designated Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Designated Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2                               Election of Directors.

(a)                                 The number of directors constituting the whole Board of Directors shall be no less than five (5) and no greater than nine (9).

(b)                                 The holders of record of the shares of Series A Preferred Stock and Series A-1 Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect three (3) directors of the Corporation (the “Series A/A-1 Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of record of the shares of Series A Preferred Stock and Series A-1 Preferred Stock, exclusively and voting together as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

(c)                                  The holders of record of the shares of Series B Preferred Stock, exclusively, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”).  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of record of the shares of Series B Preferred Stock, exclusively, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

(d)                                 The holders of record of the shares of Series D Preferred Stock, exclusively, shall be entitled to elect two (2) directors of the Corporation (the “Series D

Directors”, and together with the Series A/A-1 Directors and the Series B Director, the “Designated Preferred Directors”).  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of record of the shares of Series D Preferred Stock, exclusively, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

(e)                                  The holders of record of the shares of Common Stock and Designated Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation.

(f)                                   At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3                               Designated Preferred Stock Protective Provisions. At any time when shares of Designated Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of outstanding shares of Designated Preferred Stock representing at least eighty percent (80%) of the then outstanding shares of Designated Preferred Stock, voting together as a single class on an as converted to Common Stock basis, given in writing or by vote at a meeting:

(a)                                 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, sell all or any substantial portion of its assets, or consent to any of the foregoing;

(b)                                 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation or by merger, consolidation, or otherwise);

(c)                                  create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Designated Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or increase the authorized number of shares of Designated Preferred Stock, increase or decrease the number of shares of Preferred Stock designated as Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Designated Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(d)                                 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Designated Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then current fair market value thereof;

(e)                                  create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $3,000,000 unless such debt security has received the prior approval of the Board of Directors, including the approval of a majority of the Designated Preferred Directors;

(f)                                   create, or authorize the creation of, any individual non-debt financial commitment or liability in excess of $3,000,000, including, without limitation, property leases or long term contracts, unless such non-debt financial commitment or liability has received the prior approval of the Board of Directors, including the approval of a majority of the Designated Preferred Directors;

(g)                                  increase or decrease the authorized number of directors constituting the Board of Directors;

(h)                                 increase or decrease the number of shares reserved for issuance under any stock or option plan of the Corporation, including the Corporation’s 2006 Employee Stock Incentive Plan (as amended and in effect from time to time), or establish any new such stock or option plan; or

(i)                                     change the principal business of the Corporation or exit the current line of business.

4.         Optional Conversion.

The holders of the Designated Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of Designated Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of the Series A Preferred Stock, the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) in the case of the Series A-1 Preferred Stock, the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below)

in effect at the time of conversion, (iii) in the case of the Series B Preferred Stock, the Series B Original Issue Price by the Series B Conversion Price (as defined below) and (iv) in the case of the Series C Preferred Stock, the Series C Original Issue Price by the Series C Conversion Price (as defined below) and (v) in the case of the Series D Preferred Stock, the Series D Original Issue Price by the Series D Conversion Price (as defined below).  The “Series A Conversion Price” shall initially be equal to $0.8388.  The “Series A-1 Conversion Price” shall initially be equal to $0.9022.  The “Series B Conversion Price” shall initially be equal to $0.9339.  The “Series C Conversion Price” shall initially be equal to $0.9339.  The “Series D Conversion Price” shall initially be equal to $0.5887.  Such initial Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, and the rate at which shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Incremental Conversion.  In the event that,

(a)                                 the Corporation consummates the sale of shares of Common Stock to the public in the Corporation’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”),

(b)                                 any holder of shares of Series D Preferred Stock that, immediately prior to the closing of the IPO, is contractually entitled to purchase shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement (as defined in Subsection 4.4.1 hereof) upon exercise of such holder’s Second Tranche Individual Purchase Right (as defined in the Series D Purchase Agreement) or Third Tranche Individual Purchase Right (as defined in the Series D Purchase Agreement) (assuming, for purposes of this clause (b), that the restrictions set forth in the Series D Purchase Agreement with respect to purchasing shares of Series D Preferred Stock during the Restricted Period (as defined in the Series D Purchase Agreement) are not applicable),

(c)                                  such holder referred to in clause (b) above is offered the opportunity to purchases shares of Common Stock in the IPO and such holder purchases shares of Common Stock in the IPO, and

(d)                                 the price per share of Common Stock at which the Corporation sells shares of Common Stock to the public pursuant to the IPO (the “IPO Price”) is greater than the Series D Conversion Price in effect immediately prior to the IPO, then, upon conversion of the shares of Series D Preferred Stock held by such holder immediately prior to the closing of the IPO (regardless of whether such conversion occurs immediately prior to the closing of the IPO or at any time thereafter), each share of Series D Preferred Stock held by such holder immediately prior to the closing of the IPO, when converted into shares of Common Stock in accordance with the provisions of this Section 4, shall, in addition to converting into the number of shares of Common Stock determined in accordance with Subsection 4.1.1 at the conversion rate in effect for the Series D Preferred Stock at the time of such conversion, also convert into an additional number of shares of Common Stock determined by dividing (A) the product of (i) the number of shares of Common Stock purchased in the IPO by such holder up to a maximum number equal to the aggregate number of shares of Common Stock that would be issuable pursuant Subsection 4.1.1 above upon conversion, immediately prior to the closing of the IPO, of the maximum number of shares of Series D Preferred Stock that such holder is contractually entitled to purchase, immediately prior to the closing of the IPO, in accordance with the terms and conditions of the Series D Purchase Agreement upon exercise of such holder’s Second Tranche Individual Purchase Right and/or Third Tranche Individual Purchase Right, as applicable, assuming for purposes of determining such maximum number of shares of Series D Preferred Stock that the restrictions set forth in the Series D Purchase Agreement with respect to purchasing shares of Series D Preferred Stock during the Restricted Period are not applicable and assuming for purposes of this clause (i) that such holder purchased and held such maximum number of shares of Series D Preferred Stock immediately prior to the closing of the IPO and (ii) the remainder obtained by subtracting the number 1 from the quotient obtained by dividing the IPO Price by the Series D Conversion Price in effect immediately prior to the closing of the IPO, by (B) the number of shares of Series D Preferred Stock held by such holder immediately prior to the IPO.  Notwithstanding the foregoing, the right of such holder to receive any shares of Common Stock pursuant to this Subsection 4.1.2 upon conversion of the shares of Series D Preferred Stock held by such holder immediately prior to the closing of the IPO is subject to, and contingent upon, the Corporation having received reasonable confirmation or verification that such holder purchased shares of Common Stock in the IPO, which reasonable confirmation or verification may include, among other things, written confirmation by the underwriter or underwriters of the IPO that such holder received a particular allocation of shares of Common Stock in the IPO and that such holder has agreed to purchase such shares in the IPO.

4.1.3                     Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Designated Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Designated Preferred Stock.

4.2                               Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Designated Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Designated Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a holder of Designated Preferred Stock to voluntarily convert shares of Designated Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of

Designated Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Designated Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Designated Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of the last to occur of (i) the receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice, or (ii) if such conversion is contingent upon the occurrence of any event, the occurrence of such event, shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Designated Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof,  a certificate for the number (if any) of the shares of Designated Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends (but not any undeclared Accruing Dividends) on the shares of Designated Preferred Stock converted.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when the Designated Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Designated Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Designated Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Designated Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price,  Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted

Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price.

4.3.3                     Effect of Conversion.  All shares of Designated Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.  Any shares of Designated Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred Stock accordingly.

4.3.4                     No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price shall be made for any accrued but unpaid dividends on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5                     Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Designated Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Designated Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Conversion Price for Diluting Issues.

4.4.1                     Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)                                 “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(b)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c)                                  “Series C Purchase Agreement” shall mean that certain Series C Preferred Stock and Warrant Purchase Agreement, dated August 2, 2011, by and among the Corporation and the other parties named therein, as amended and in effect from time to time.

(d)                                 “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(e)                                  “Series D Purchase Agreement” shall mean that certain Series D Preferred Stock Purchase Agreement, to be entered into on or about May 13, 2014, by and among the Corporation and the other parties named therein, as amended and in effect from time to time.

(f)                                   “Warrants” shall mean the warrants issued pursuant to, and in accordance with, the Series C Purchase Agreement and which are exercisable for shares of Common Stock in accordance with the terms thereof.

(g)                                  “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)                                     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Designated Preferred Stock;

(ii)                                  shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8 below;

(iii)                               shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(iv)                              shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)                                 shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors including a majority of the Designated Preferred Directors;

(vi)                              shares of Common Stock, Options, or Convertible Securities issued or issuable to a contracting party in connection with a licensing, corporate partnering, merger, acquisition or similar strategic or combination transaction approved by a majority of the Board of Directors, including a majority of the Designated Preferred Directors;

(vii)                           the Note Conversion Shares (as defined in the Series D Purchase Agreement) and the Initial Tranche Shares (as defined in the Series D Purchase Agreement) issued pursuant to the Series D Purchase Agreement;

(viii)                        each Purchaser’s (as defined in the Series D Purchase Agreement) Second Tranche Individual Purchase Right and Third Tranche Individual Purchase Right, and the Series D Preferred Stock or the Common Stock issuable pursuant to the Series D Purchase Agreement upon exercise of such Purchaser’s Second Tranche Individual Purchase Right or Third Tranche Individual Purchase Right (it being understood that the foregoing provisions of this clause (viii) shall not be applicable to any Series D Preferred Stock or Common Stock that is actually issued and sold pursuant to the Series D Purchase Agreement upon exercise of such Purchaser’s Second Tranche Individual Purchase Right or Third Tranche Individual Purchase Right);

(ix)                              the Common Stock issued or issuable upon conversion of the Series D Preferred Stock issued or issuable pursuant to the Series D Purchase Agreement (including, without limitation, the Common Stock issued or issuable pursuant to Subsection 4.1.2 hereof upon conversion of such Series D Preferred Stock) (it being understood that the foregoing provisions of this clause (ix) shall not be applicable to any Series D Preferred Stock that is actually issued and sold pursuant to the Series D Purchase Agreement at the Second Tranche Closing (as defined in the Series D Purchase Agreement) or the Third Tranche Closing (as defined in the Series D Purchase Agreement)); or

(x)                                 the Warrants and/or any shares of Common Stock issued or issuable upon exercise of the Warrants.

4.4.2                     No Adjustment of Conversion Price.  No adjustment in the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or the holders of at least sixty five percent (65%) of the then outstanding shares of Series D Preferred Stock, as applicable, agreeing that no such adjustment to the conversion price of such series shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4.4.4 below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series A-1 Conversion Price,  Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B

Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4.4.4 below (either because the consideration per share (determined pursuant to Subsection 4.4.5 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4.4.4 below, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D

Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a)                                 “CP2” shall mean the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect immediately after such issue of Additional Shares of Common Stock;

(b)                                 “CP1” shall mean the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)                                  “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                                 “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                     Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property.  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received that is allocated to such Additional Shares of Common Stock, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4.4.4 above then, upon the final such issuance, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common

Stock, then and in each such event the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Designated Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Designated Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Designated Stock had been converted into Common Stock on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Designated Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Designated Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Designated Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Designated Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Designated Preferred Stock.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) calendar days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Designated Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Designated Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Designated Preferred Stock (but in any event not later than ten (10) calendar days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Designated Preferred Stock.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Designated Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Designated Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Designated Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Designated Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.         Mandatory Conversion.

5.1                               Trigger Events.

5.1.1                     Upon the closing of the sale of shares of Common Stock to the public at a price of at least $1.77 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of gross proceeds to the Corporation (the “Qualified IPO”), all outstanding shares of Designated Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the applicable series.

5.1.2                     Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of outstanding shares of Designated Preferred Stock representing at least eighty percent (80%) of the then outstanding shares of Designated Preferred Stock, voting together as a single class on an as converted to Common Stock basis, all outstanding shares of Designated Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the for the applicable series.

5.1.3                     The time of the closing described in Subsection 5.1.1 or the date and time specified or the time of the event specified in the vote or written consent described in Subsection 5.1.2 is referred to herein as the “Mandatory Conversion Time” for the shares of Designated Preferred Stock to be mandatorily converted as described in such subsections.

5.2                               Procedural Requirements.  All holders of record of shares of Designated Preferred Stock to be converted under Subsection 5.1 shall be sent written notice of the applicable Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Designated Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of such Mandatory Conversion Time.  Upon receipt of such notice, each such holder of shares of Designated Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5.  At the applicable Mandatory Conversion Time, all outstanding shares of Designated Preferred Stock to be converted shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Designated Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Subsection 5.2.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  As soon as practicable after the applicable Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Designated Preferred Stock converted at such Mandatory Conversion Time, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends (but not any undeclared Accruing Dividends) on the shares of Designated Preferred Stock converted.

5.3                               Effect of Mandatory Conversion.  All shares of Designated Preferred Stock to be converted under Subsection 5.1 shall, from and after the applicable Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at such Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon (but not any Accruing Dividends).  Such converted Designated Preferred Stock shall be retired and cancelled and may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred Stock accordingly.

5A.  Special Mandatory Conversion.

5A.1.                   Trigger Events.  In the event that any holder of shares of Series D Preferred Stock fails to purchase all of the shares of Series D Preferred Stock that such holder is contractually obligated or required to purchase pursuant to the Series D Purchase Agreement at either the Second Tranche Closing (as defined in the Series D Purchase Agreement) or the Third Tranche Closing (as defined in the Series D Purchase Agreement), then, effective upon, subject to, and concurrently with, the consummation in accordance with the Series D Purchase

Agreement of the Second Tranche Closing or the Third Tranche Closing, as the case may be, (i) each share of Series D Preferred Stock held by such holder immediately prior to the Second Tranche Closing or the Third Tranche Closing, as the case may be, shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the rate of one (1) share of Common Stock for every ten (10) shares of Series D Preferred Stock owned or held by such holder immediately prior to the Second Tranche Closing or the Third Tranche Closing, as the case may be.  For purposes of determining the applicability of this Subsection 5A.1 to a holder of Series D Preferred Stock that is contractually obligated or required to purchase shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement at the Second Tranche Closing or the Third Tranche Closing, as the case may be, such holder shall be entitled to aggregate the number of shares of Series D Preferred Stock purchased pursuant to the Series D Purchase Agreement at the Second Tranche Closing or the Third Tranche Closing, as the case may be, by an Affiliate of such holder together with such holder’s own purchases pursuant to the Series D Purchase Agreement at the Second Tranche Closing or the Third Tranche Closing, as the case may be (provided that no shares of Series D Preferred Stock purchased pursuant to the Series D Purchase Agreement at the Second Tranche Closing or the Third Tranche Closing, as the case may be, by any group of entities or persons affiliated with a holder of Series D Preferred Stock that is contractually obligated or required to purchase shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement at the Second Tranche Closing or the Third Tranche Closing, as the case may be, may be attributed to more than one such holder of Series D Preferred Stock so contractually obligated or required).  Any automatic conversion pursuant to this Subsection 5A.1 is referred to as a “Special Mandatory Conversion.”

5A.2.                   Procedural Requirements.  Upon a Special Mandatory Conversion, each holder of shares of Series D Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to this Subsection 5A; provided, however, that any failure or delay in delivering such notice shall not affect the mandatory and automatic conversion of such shares pursuant to Subsection 5A.1.  Upon receipt of such notice, each holder of such shares of Series D Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series D Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5A.2.  As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates

(or lost certificate affidavit and agreement) for Series D Preferred Stock so converted, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series D Preferred Stock converted (but not any undeclared Accruing Dividends).  Such converted Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

6.         Redemption.

6.1                               Redemption.  Shares of Designated Preferred Stock shall be redeemed by the Corporation out of funds legally available therefor at a price per share equal to (i) in the case of the Series A Preferred Stock, the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A Redemption Price”), (ii) in the case of the Series A-1 Preferred Stock, the Series A-1 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A-1 Redemption Price”), (iii) in the case of the Series B Preferred Stock, the Series B Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series B Redemption Price”), (iv) in the case of the Series C Preferred Stock, the Series C Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C Redemption Price”), and (v) in the case of the Series D Preferred Stock, the Series D Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series D Redemption Price”), in three annual installments commencing 60 days after receipt by the Corporation at any time on or after the fifth anniversary of the Series D Original Issue Date, from the holders of outstanding shares of Designated Preferred Stock representing at least eighty percent (80%) of the then outstanding shares of Designated Preferred Stock, on an as converted to Common Stock basis, of written notice requesting redemption of all shares of Designated Preferred Stock (the date of each such installment being referred to as a “Redemption Date”).  On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, owned by each holder, that number of outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, determined by dividing (i) in the case of the Series A Preferred Stock, (A) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies), (ii) in the case of the Series A-1 Preferred Stock, (A) the total number of shares of Series A-1 Preferred Stock outstanding immediately prior to such Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies), (iii) in the case of the Series

B Preferred Stock, (A) the total number of shares of Series B Preferred Stock outstanding immediately prior to such Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies), (iv) in the case of the Series C Preferred Stock, (A) the total number of shares of Series C Preferred Stock outstanding immediately prior to such Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies), and (v) in the case of the Series D Preferred Stock, (A) the total number of shares of Series D Preferred Stock outstanding immediately prior to such Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Designated Preferred Stock to be redeemed on such Redemption Date, then the Corporation shall redeem first, a pro rata portion of each holder’s redeemable shares of Series D Preferred Stock (in accordance with the relative priorities or preferences of the Series D Preferred Stock and any such Other Preferred Stock), to the fullest extent of the funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred to be redeemed if the funds legally available therefor were sufficient to redeem all such shares, and shall redeem the remaining shares of Series D Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, until all shares of Series D Preferred Stock to have been redeemed as of such Redemption Date shall have been redeemed in full, second, a pro rata portion of each holder’s redeemable shares of Series C Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, third, a pro rata portion of each holder’s redeemable shares of Series B Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series B Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, and then, a pro rata portion of each holder’s redeemable shares of Series A Preferred Stock and Series A-1 Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series A Preferred Stock and Series A-1 Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2                               Redemption Notice.  Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Designated Preferred Stock not less than forty (40) calendar days prior to each Redemption Date.  Each Redemption Notice shall state:

(a)                                 the number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the applicable Series A Redemption Price, Series A-1 Redemption Price, Series B Redemption Price, Series C Redemption Price, and Series D Redemption Price;

(c)                                  the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)                                 that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Designated Preferred Stock to be redeemed.

6.3                               Surrender of Certificates; Payment.  On or before the applicable Redemption Date, each holder of shares of Designated Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price, Series A-1 Redemption Price, Series B Redemption Price, Series C Redemption Price, or Series D Redemption Price, as the case may be, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Designated Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Designated Preferred Stock shall promptly be issued to such holder.

6.4                               Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the aggregate Series A Redemption Price, Series A-1 Redemption Price, Series B Redemption Price, Series C Redemption Price and Series D Redemption Price payable upon redemption of the shares of Designated Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Designated Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Designated Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series A Redemption Price, Series A-1 Redemption Price, Series B Redemption Price, Series C Redemption Price, or Series D Redemption Price therefor without interest upon surrender of their certificate or certificates therefor.

7.      Redeemed or Otherwise Acquired Shares.  Any shares of Designated Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Designated Preferred Stock following redemption thereof.

8.      Waiver.  Any of the rights, powers, preferences and other terms of the Designated Preferred Stock set forth herein may be waived on behalf of all holders of Designated Preferred Stock by the affirmative written consent or vote of the holders of at least eighty percent (80%) of the shares of Designated Preferred Stock then outstanding (voting together as a single class on an as converted to Common Stock basis and not as separate series).

9.      Notice.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Designated Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH:  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Designated Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*  *  *

4.                                      That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

5.                                      That this Fifth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Prior Charter, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 9th day of May, 2014.

By:	/s/ Timothy Noyes
Timothy Noyes
President and Chief Executive Officer

[Signature Page to 5th A&R Charter]